EXHIBIT 32.1


                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Sparta Commercial Services, Inc. (the "Company") on Form 10-QSB for the quarterly period ended October 31, 2005, as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), the undersigned, Anthony L. Havens, as Chief Executive Officer and Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Anthony L. Havens
-------------------------------
Anthony L. Havens
Chief Executive Officer
and Principal Financial Officer

Date: December 19, 2005